UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 18, 2012

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Affiliated Managers Group, Inc. (the “Company”) was held in Prides Crossing, Massachusetts on June 18, 2012.  At that meeting, the stockholders considered and acted upon the following proposals:

1.  The Election of Directors.  Our stockholders elected the following individuals to serve as directors until the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.  With respect to each nominee, the total number of broker non-votes was 1,942,068.  The table below sets forth the voting results for each director:

	Votes For	Votes Against	Abstentions
Samuel T. Byrne	46,212,083	133,188	11,670
Dwight D. Churchill	45,899,020	447,301	10,620
Sean M. Healey	44,657,145	1,689,176	10,620
Harold J. Meyerman	44,721,584	1,624,487	10,870
William J. Nutt	45,059,548	1,286,609	10,784
Tracy P. Palandjian	45,992,805	353,146	10,990
Rita M. Rodriguez	44,722,886	1,623,560	10,495
Patrick T. Ryan	46,213,143	133,085	10,713
Jide J. Zeitlin	46,212,959	133,313	10,669

2.   Non-Binding Advisory Vote on Executive Compensation.  Our stockholders voted to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers by the affirmative vote of approximately 96% of the votes cast.  The table below sets forth the voting results, and the total number of broker non-votes was 1,942,068:

Votes For	Votes Against	Abstentions
44,486,839	1,462,340	407,762

3.  The Ratification of the Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Current Fiscal Year.  Our stockholders voted to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.  The proposal was approved by the shareholders by the affirmative vote of approximately 96% of the votes cast. The table below sets forth the voting results, and there were no broker non-votes on this proposal:

Votes For	Votes Against	Abstentions
46,162,477	2,132,525	4,007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: June 19, 2012
	By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Vice Chairman, General Counsel and Secretary